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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF INLAND RESOURCES INC.


                                                           STATE OF
                                        PERCENTAGE      INCORPORATION
                 NAME                    OWNERSHIP     OR ORGANIZATION
                 ----                   -----------    ---------------


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Inland Production Company                  100%             Texas
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Inland Refining, Inc.                      100%             Utah
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West Monument Butte Pipeline Company       83.86%           Utah
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Castle Peak Pipeline Company               49.43%           Utah
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